EXHIBIT 10.53

FIRST AMENDMENT TO THE SUBLICENSE AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO TH SUBLICENSE AGREEMENT AND CONSENT (the "First Amendment"), dated as of Mar 7, 2006, is between Global Hydrofuel Technologies Inc., a Canadian federal corporation ("GHTI anada"), Hydrogen Power Inc., a Delaware corporation ("HPI") and the University of British Columbia, a corporation continued under the University Act of British Columbia ("UBC").

BACKGROUND

A.
UBC and GHTI Canada entered into a License Agreement, effective February 3, 2003 (the "Principal License"), pursuant to which UBC granted GHTI Canada exclusive, worldwide, sublicenseable rights for and relating to the commercial development, use and sale of certain inventions pertaining to methods of generating hydrogen from water (the "Technology"), in accordance with the terms and conditions of the Principal License.

B.
UBC, GHTI Canada and HPI entered into a certain Sublicense Agreement and Consent, effective March 15, 2004 (the "Sublicense"), pursuant to which UBC provided its consent and GHTI granted to HPI the: (a) exclusive rights for and relating to the use, market and distribute the Technology in the United States, Mexico, Central and South America; and (b) non-exclusive rights to market and distribute products in Canada.

C.
HPI entered into a Merger Agreement dated September 13, 2005 (the "Merger Agreement") with Equitex, Inc. ("Equitex") and El Acquisition Corp. ("El"), a wholly owned subsidiary of Equitex, pursuant to which the parties to the Merger Agreement have agreed that El shall merge with and into HPI and HPI will become a wholly owned subsidiary of Equitex.

D.
HPI desires that, in the event of any termination of the Principal License, other than a termination that arises as a result of a breach of the Sublicense by HPI, that HPI will have the exclusive right to retain its rights with respect to the Technology under the Sublicense.

THEREFORE, in view of the foregoing, the parties agree as follows:

1.
This First Amendment shall be effective on the Closing Date of the Merger Agreement, provided such Closing Date occurs within one hundred eighty (180) calendar days of the date hereof (the "Effective Date"). In the event that the Closing Date does not occur within one hundred eighty (180) calendar days of the date of this Agreement, this Agreement will terminate and be of no force or effect unless extended by agreement among the parties in writing.

2.	All definitions referred to in this First Amendment have the same meaning as in the Principal License and Sublicense.

3.
In the event of a termination of the Principal License arising on or after the Effective Date, other than a termination that arises as a result of a breach of the Sublicense by HPI, UBC grants HPI the exclusive right to retain those rights granted to HPI in the Sublicense, which shall remain in effect on the same terms as the Sublicense, and which rights shall remain in full force and effect notwithstanding the termination of the Principal License, with UBC retaining the rights and obligations of the Sublicensor (in lieu of GHTI Canada) under the Sublicense.

4.
GHTI Canada agrees to provide prompt written notice to HPI if any proceeding under the Bankruptcy and Insolvency Act of Canada, or similar statute of similar purpose, is commenced by or against GHTI Canada. No less than ten (10) calendar days prior to the effective date of any termination pursuant to Article 18 of the Principal License, UBC shall provide written notice to HPI.

5.
UBC hereby expressly provides its consent to HPI's execution and delivery of such Merger Agreement and the transactions contemplated therein to the extent this shall constitute an assignment of the Sublicense and or otherwise require the consent of UBC.

6.	Save and except as set out herein, all terms and conditions of the Sublicense are hereby ratified and confirmed.

Signature Page to Follow.

The parties have executed this Agreement in triplicate originals by their respective authorized officers on the following day and year.

SIGNED FOR AND ON BEHALF of THE UNIVERSITY OF BRITISH COLUMBIA by its authorized signatory:
/s/ David P. Jones Authorized Signatory	David P. Jones Associate Director University-Industry Liaison

March 7, 2006 Date

SIGNED FOR AND ON BEHALF of GLOBAL HYDROFUEL TECHNOLOGIES INC. by its authorized signatory:
/s/ James Matkin Authorized Signatory
March 7, 2006 Date

SIGNED FOR AND ON BEHALF of HYDROGEN POWER INC. by its authorized signatory:
/s/ James Matkin Authorized Signatory
March 7, 2006 Date

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